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                                                                       Exhibit 5




                                 June 5, 1997



Gold Banc Corporation, Inc.
[Address]


 Ladies and Gentlemen:

     We have acted as counsel to Gold Banc Corporation, Inc., a Kansas corporation ("the Company"), in connection with the transactions contemplated by the Agreement and Plan of Reorganization, dated as of April 14, 1997 (the "Agreement"), by and among the Company, Gold Banc Acquisition Corporation, Inc. ("Sub") and Peoples Bancshares, Inc. ("Peoples").


     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

     Pursuant to the Agreement, Peoples will be merged with and into Sub, with Sub being the surviving corporation (the "Merger"). In the Merger, the outstanding shares of common stock, $100.00 par value of Peoples, other than any shares owned by the Company, Sub or Peoples (which shares will be canceled), will be exchanged for fully paid and nonassessable shares of common stock, $1.00 par value, of the Company (the "Company Common Stock").

     In connection with the transactions contemplated by the Agreement, the Company will file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of the shares of the Company Common Stock to be issued in the Merger.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement, (ii) the Articles of Incorporation and By-laws of the Company, as in effect on the date hereof, (iii) the Agreement and (iv) certain resolutions of the Board of Directors of the Company relating to the Merger. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to